Exhibit 32.1

CERTIFICATION PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned, Robert Leyne Lee, hereby certifies, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)

the annual report on Form 10-K of Golden Global Corp. for the year ended June 30, 2014, (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Golden Global Corp.

Dated: October 13, 2014

/s/ Robert Leyne Lee
Robert Leyne Lee President, Chief Executive Officer, and Director
(Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)